SUBJECT COMPANY: COMPANY DATA: COMPANY CONFORMED NAME: CSX CORP CENTRAL INDEX KEY: 0000277948 STANDARD INDUSTRIAL CLASSIFICATION: RAILROADS, LINE-HAUL OPERATING [4011] IRS NUMBER: 621051971 STATE OF INCORPORATION: VA FISCAL YEAR END: 1231 FILING VALUES: FORM TYPE: DFAN14A SEC ACT: 1934 Act SEC FILE NUMBER: 001-08022 BUSINESS ADDRESS: STREET 1: 500 WATER STREET STREET 2: 15TH FLOOR CITY: JACKSONVILLE STATE: FL ZIP: 32202 BUSINESS PHONE: 9043593200 MAIL ADDRESS: STREET 1: 500 WATER STREET STREET 2: 15TH FLOOR CITY: JACKSONVILLE STATE: FL ZIP: 32202 FILED BY: COMPANY DATA: COMPANY CONFORMED NAME: Larson Christopher L CENTRAL INDEX KEY: 0001899809 FILING VALUES: FORM TYPE: DFAN14A MAIL ADDRESS: STREET 1: PO BOX #2 CITY: FERRYSBURG STATE: MI ZIP: 49409
To all interested persons:

Please be advised that on April 27, 2022, the dissident shareholder and filer Chris Larson (the "Filer") submitted to CSX Corporation a notice of Termination of Solicitation in Opposition.

Furthermore, the Filer advised CSX Corporation that the Filer will not present a Shareholder Board Nominee at the Annual Meeting of Shareholders.

From the start, the Filer intended to follow through and solicit proxies for this contest. Prior to April 27, 2022, the Filer completed much of the ground work necessary to solicit proxies including: the development of shareholder profiles, mapping out communications strategies, effective messaging, the pre-writing of press releases, and the development of the telephony and internet platforms needed for vote collection and validation.

Preparing for the proxy contest required learning, understanding, and complying with the regulatory requirements surrounding the solicitation of proxies. It also meant developing the technical skills required to facilitate filings through EDGAR. The learning curve on the proxy contest lasted longer than planned.

On the morning of April 27, the Filer lost access to the internet due to ISP issues. Upon learning the connection would not be repaired for several days, the Filer made the decision to Terminate the Solicitation in Opposition.